UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive proxy statement.
☐	Definitive additional materials.
☒	Soliciting material pursuant to §240.14a-12.

ADE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒    No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Item 8.01. Other Events.

On June 7, 2006, Dean Drulias, a purported shareholder of ADE Corporation, or ADE, filed a complaint in Massachusetts Superior Court, Norfolk County, against ADE, each of ADE’s directors, KLA-Tencor Corporation, or KLA-Tencor, and South Acquisition Corporation, or South, entitled Dean Drulias v. ADE Corporation, et al. (Civil Action No. 06-00963). The complaint alleges, among other things, that in connection with the sale of ADE to KLA-Tencor, or the Merger, the directors of ADE breached their fiduciary duties, ADE’s preliminary proxy statement related to the Merger contains inaccurate statements of material facts and omits material facts and KLA-Tencor has aided and abetted ADE’s directors in their alleged breaches of fiduciary duties. Among other things, the complaint seeks a determination that the class action status is proper, an enjoinment of the Merger, or if the Merger is consummated, rescission of the Merger, and the payment of compensatory damages and other fees and costs. Although the ultimate outcome of this matter cannot be determined with certainty, ADE believes that the complaint is completely without merit and it and the other defendants intend to vigorously defend this lawsuit.

Additional Information and Where to Find It

In connection with the Merger, ADE will file a proxy statement and other relevant documents with the Securities and Exchange Commission, or the SEC. ADE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. ADE STOCKHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY ADE AND KLA-TENCOR THROUGH THE SEC WEBSITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM ADE BY DIRECTING A REQUEST TO: ADE CORPORATION, 80 WILSON WAY, WESTWOOD, MASSACHUSETTS 02090, ATTENTION: CHIEF FINANCIAL OFFICER, TELEPHONE: (781) 467-3500. DOCUMENTS FILED WITH THE SEC BY KLA-TENCOR MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM KLA-TENCOR BY DIRECTING A REQUEST TO: KLA-TENCOR CORPORATION, 160 RIO ROBLES, SAN JOSE, CALIFORNIA 95134, ATTENTION: GENERAL COUNSEL, TELEPHONE: (408) 875-3000.

KLA-Tencor, ADE and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding KLA-Tencor’s directors and executive officers is available in KLA-Tencor’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on October 13, 2005, and information regarding ADE’s directors and executive officers is available in ADE’s annual report on Form 10-K for the year ended April 30, 2005, and its proxy statement for its 2005 annual meeting of stockholders, which were filed with the SEC on July 26 and August 19, 2005, respectively. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.